UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(PPL Corporation)

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Credit Facility

On March 26, 2014, PPL Capital Funding, Inc., as Borrower ("PPL Capital Funding"), and PPL Corporation, as Guarantor ("PPL Corporation"), announced they had entered into a one year, $150 million, Revolving Credit Agreement with The Bank of Nova Scotia as Administrative Agent, Issuing Lender and Lender (the "Credit Agreement").

The Credit Agreement allows for borrowings at market-based rates.  In addition, PPL Capital Funding may request the Issuing Lender under the Credit Agreement to issue letters of credit, which issuances will reduce available borrowing capacity.  PPL Capital Funding intends to use this credit facility for general corporate purposes of PPL Corporation and its affiliates, including for working capital purposes and for making investments in or loans to affiliates.  PPL Capital Funding will pay customary commitment and letter of credit issuance fees under the Credit Agreement.

The Credit Agreement contains a financial covenant requiring PPL Corporation's debt to total capitalization not to exceed 70% (as calculated pursuant to the Credit Agreement), and other customary covenants.  Failure to meet the covenants beyond applicable grace periods and certain other events, including the occurrence of a Change of Control (as defined in the Credit Agreement), could result in acceleration of due dates of any borrowings, require cash collateralization of outstanding letters of credit and/or cause termination of the Credit Agreement. The Credit Agreement also contains certain customary representations and warranties that must be made and certain other conditions that must be met for PPL Capital Funding to borrow or to cause the Issuing Lender to issue letters of credit.

Under certain conditions, PPL Capital Funding may request that the facility's principal amount be increased by up to $30 million.

(PPL Corporation and PPL Energy Supply, LLC)

Section 8 - Other Events

Item 8.01 Other Events

On March 19, 2014, PPL Energy Supply, LLC ("PPL Energy Supply") entered into the Twelfth Amendment to Reimbursement Agreement dated as of March 31, 2005 ("Reimbursement Agreement") among PPL Energy Supply, The Bank of Nova Scotia, as Issuer and Administrative Agent, and the Lenders party thereto from time to time (the "Twelfth Amendment"), to extend the maturity date of the Reimbursement Agreement to March 19, 2015 and to reduce and revise the calculation of certain interest rates and fees payable by PPL Energy Supply under the Reimbursement Agreement, as set forth in the copy of the amendment to the Reimbursement Agreement filed as Exhibit 10.2 to this Report, which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1
$150,000,000 Revolving Credit Agreement dated as of March 26, 2014 among PPL Capital Funding, Inc., as borrower, PPL Corporation, as Guarantor and The Bank of Nova Scotia, as Administrative Agent, Issuing Lender and Lender.

	10.2	Twelfth Amendment to Reimbursement Agreement dated as of March 31, 2005 among PPL Energy Supply, LLC, The Bank of Nova Scotia, as Issuer and Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Mark F. Wilten
Mark F. Wilten Vice President - Finance and Treasurer

PPL ENERGY SUPPLY, LLC

By:	/s/ Mark F. Wilten
Mark F. Wilten Vice President and Treasurer

Dated:  April 1, 2014